EXHIBIT 12.1

                         PENTACON, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                            (In Thousands of Dollars)
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
                                                                    HISTORICAL                                          PRO FORMA
                                     -------------------------------------------------------------------------------   -------------
                                                                                                                          FISCAL
                                                                    NINE MONTHS       FISCAL         THREE MONTHS       YEAR ENDED
                                       YEAR ENDED DECEMBER 31,        ENDED         YEAR ENDED        DECEMBER 31,        ENDED
                                     ---------------------------   SEPTEMBER 30,   SEPTEMBER 30,   -----------------   SEPTEMBER 30,
                                      1994       1995     1996         1997            1998          1997      1998        1998
                                     -------   -------   -------   -------------   -------------   -------   -------   -------------
CONSOLIDATED:
Earnings:
    Income before income
       taxes .....................   $   837   $ 2,419   $ 4,139   $       4,529   $      10,060   $   248   $ 3,176
    Fixed charges ................       843     1,409     1,313           1,175           2,967       348     3,202
                                     -------   -------   -------   -------------   -------------   -------   -------
                                     $ 1,680   $ 3,828   $ 5,452   $       5,704   $      13,027   $   596   $ 6,378
                                     =======   =======   =======   =============   =============   =======   =======
Fixed Charges:
    Interest expense .............   $   686   $ 1,235   $ 1,118   $       1,015   $       2,448   $   295   $ 2,953
    Portion of rental cost
       representing interest .....       157       174       195             160             444        53       175
    Net amortization of
       debt issuance costs .......       --        --        --              --               75       --         74
                                     -------   -------   -------   -------------   -------------   -------   -------
                                     $   843   $ 1,409   $ 1,313   $       1,175   $       2,967   $   348   $ 3,202
                                     =======   =======   =======   =============   =============   =======   =======
Ratio of earnings to
   fixed charges .................      2.0x      2.7x      4.2x            4.9x            4.4x      1.7x      2.0x
                                     =======   =======   =======   =============   =============   =======   =======
PRO FORMA:
Earnings:
    Income before income
       taxes .....................                                                 $       8,666             $ 1,264
    Fixed charges ................                                                         4,361               5,114
                                                                                   -------------             -------
                                                                                   $      13,027             $ 6,378
                                                                                   =============             =======
Fixed Charges:
    Interest expense .............                                                 $       3,652             $ 4,777
    Portion of rental
      cost representing interest .                                                           444                 175
    Net amortization of
       debt issuance costs .......                                                           265                 162
                                                                                   -------------             -------
                                                                                   $       4,361             $ 5,114
                                                                                   =============             =======
Ratio of earnings to
   fixed charges .................                                                          3.0x                1.2x
                                                                                   =============             =======
PRO FORMA AS ADJUSTED:
Earnings:
    Income before income
       taxes .....................                                                                                     $      15,715
    Fixed charges ................                                                                                            17,165
                                                                                                                       -------------
                                                                                                                       $      32,880
                                                                                                                       =============
Fixed Charges:
    Interest expense .............                                                                                     $      15,950
    Portion of rental
       cost representing interest                                                                                                707
    Net amortization of
       debt issuance costs .......                                                                                               508
                                                                                                                       -------------
                                                                                                                       $      17,165
                                                                                                                       =============
Ratio of earnings to
   fixed charges .................                                                                                              1.9x
                                                                                                                       =============
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